UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2011 (March 31, 2011)
American Learning Corporation
(Exact name of registrant as specified in its charter)

New York	0-14807	11-2601199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 938-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
See disclosure under Item 2.01 below.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On March 31, 2011, American Learning Corporation (the “Company”) completed the disposition of certain assets of its wholly owned subsidiary, Interactive Therapy Group Consultants, Inc. (“ITG”), pursuant to an Asset Purchase Agreement (the “Agreement”) among the Company, ITG, Liberty Resources POST, LLC (“Liberty”) and John Torrens. In consideration of the purchase price provided for in the Agreement, the Company sold certain assets related to ITG’s business in the upstate region of New York State. Total compensation to the Company, in the amount of $650,000, consisted of $200,000 in cash and a thirty-month note receivable in the amount of $450,000. At the closing, $25,000 of the cash consideration was deposited into an escrow account subject to the assignment of a certain contract to Liberty by the Company. In addition, the Company released John Torrens, ITG’s former President, from his non-competition agreement for a sum of $100,000 in cash. ITG will continue to operate in the downstate area of New York State (New York City and Long Island).
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.21 hereto.
On April 6, 2011, the Company issued a press release announcing the Agreement, a copy of which is attached to this report as Exhibit 99.1.
Item 8.01 Other Events.
On April 6, 2011, the Company announced that it has signed a non-binding letter of intent to acquire an 80% interest in an east coast company which provides educational and behavioral health professionals that has reported revenues averaging over $30 million per year over the last few years. The Company will have the option to acquire the remaining 20% interest at a future date.
The proposed acquisition would be accretive to the Company’s earnings immediately. Payment for the proposed acquisition is to be made by a combination of cash and notes payable at closing with an additional sum based on future earnings. Current management in the company will continue in their existing capacities. As is customary, the proposed acquisition is subject to due diligence and consummation of a legally binding agreement.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
10.21	Asset Purchase Agreement by and among American Learning Corporation, Interactive Therapy Group Consultants, Inc., Liberty Resources POST, LLC and John Torrens dated March 31, 2011.

99.1	Press Release of American Learning Corporation, dated April 6, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2011	AMERICAN LEARNING CORPORATION
	By:	/s/ Gary Gelman
Gary Gelman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.21	Asset Purchase Agreement by and among American Learning Corporation, Interactive Therapy Group Consultants, Inc., Liberty Resources POST, LLC and John Torrens dated March 31, 2011.

Exhibit 99.1	Press Release of American Learning Corporation, dated April 6, 2011.

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